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Security Benefit Life Insurance Company                700 SW Harrison St.
Security Benefit Group, Inc.                           Topeka, Kansas 66636-0001
Security Distributors, Inc.                            (785) 431-3000
Security Management Company, LLC

April 1, 2001

Security Benefit Life Insurance Company
700 SW Harrison Street
Topeka, KS 66636-0001

Dear Sir/Madam:

This letter is with  reference  to the  Registration  Statement  of SBL Variable
Annuity  Account  VIII  of  which  Security   Benefit  Life  Insurance   Company
(hereinafter "SBL") is the Depositor. Said Registration Statement is being filed with the Securities and Exchange  Commission for the purpose of registering  the variable  annuity  contracts  issued by SBL and the  interests  in SBL  Variable
Annuity  Account VIII under such variable  annuity  contracts which will be sold pursuant to an indefinite registration.

I have examined the Articles of Incorporation  and the bylaws of SBL, minutes of the  meetings  of its  Board of  Directors  and  other  records,  and  pertinent provisions of the Kansas insurance laws,  together with applicable  certificates of public officials and other documents which I have deemed  relevant.  Based on the foregoing, it is my opinion that:

1.  SBL is duly organized and validly existing as a stock life insurance company under the laws of the State of Kansas.

2.  SBL Variable  Annuity  Account  VIII has been validly  created as a Separate
    Account in accordance with the pertinent provisions of the insurance laws of
    Kansas.

3.  SBL has the power,  and has validly and legally  exercised it, to create and issue the variable annuity  contracts which are  administered  within and by means of SBL Variable Annuity Account VIII.

4.  The  amount  of  variable  annuity  contracts  to be  sold  pursuant  to the indefinite registration,  when issued, will represent binding obligations of
    SBL in accordance  with their terms providing said contracts were issued for the considerations  set forth therein and evidenced by appropriate  policies and certificates.

I hereby consent to the inclusion in the Registration  Statement of my foregoing opinion.

Respectfully submitted,

AMY J. LEE

Amy J. Lee
Vice President and Associate General Counsel
Security Benefit Life Insurance Company